Exhibit (32)

Section 1350 Certifications

Pursuant to 18 U.S.C. Section 1350, each of the undersigned officers of Ecolab Inc. does hereby certify that:

(a)                        the Quarterly Report on Form 10-Q of Ecolab Inc. for the quarter ended September 30, 2003 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)                       information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Ecolab Inc.

Dated: November 4, 2003	/s/ Allan L. Schuman
Allan L. Schuman
Chairman of the Board and Chief Executive Officer

Dated: November 4, 2003	/s/ Steven L. Fritze
Steven L. Fritze
Senior Vice President and Chief Financial Officer